                                                          Item 24.b Exhibit (13)

                            EQUITY INCOME
         AVERAGE ANNUAL TOTAL RETURN AS OF DECEMBER 31, 1999

1 Year
              1000          (1+T)^1              =      1,032.30
                           ((1+T)^1)^1           =     (1.0323)^1
                             1+T                 =      1.0323
                               T                 =       .0323

4.75 Years (From Date of Inception 4/3/95)

              1000          (1+T)^4.75           =      2,109.77
                           ((1+T)^4.75)^4.75     =     (2.10977)^4.75
                             1+T                 =      1.1702
                               T                 =       .1702


                         INTERNATIONAL STOCK
         AVERAGE ANNUAL TOTAL RETURN AS OF DECEMBER 31, 1999

1 Year
              1000          (1+T)^1              =      1,325.60
                           ((1+T)^1)^1           =     (1.3256)^1
                             1+T                 =      1.3256
                               T                 =       .3256

4.75 Years (From Date of Inception 4/3/95)

              1000          (1+T)^4.75           =      2,000.74
                           ((1+T)^4.75)^4.75     =     (2.00074)^4.75
                             1+T                 =      1.1572
                               T                 =       .1572

                          LIMITED-TERM BOND
         AVERAGE ANNUAL TOTAL RETURN AS OF DECEMBER 31, 1999

1 Year
              1000          (1+T)^1              =      1,003.20
                           ((1+T)^1)^1           =     (1.0032)^1
                             1+T                 =      1.0032
                               T                 =       .0032

4.75 Years (From Date of Inception 4/3/95)

              1000          (1+T)^4.75           =      1,239.28
                           ((1+T)^4.75)^4.75     =     (1.23928)^4.75
                             1+T                 =      1.0462
                               T                 =       .0462


                         NEW AMERICA GROWTH
         AVERAGE ANNUAL TOTAL RETURN AS OF DECEMBER 31, 1999

1 Year
              1000          (1+T)^1              =      1,121
                           ((1+T)^1)^1           =     (1.121)^1
                             1+T                 =      1.121
                               T                 =       .121

4.75 Years (From Date of Inception 4/3/95)

              1000          (1+T)^4.75           =      2,549.68
                           ((1+T)^4.75)^4.75     =     (2.54968)^4.75
                             1+T                 =      1.21780
                               T                 =       .2178

                     PERSONAL STRATEGY BALANCED
         AVERAGE ANNUAL TOTAL RETURN AS OF DECEMBER 31, 1999

1 Year
              1000          (1+T)^1              =      1,077.6
                           ((1+T)^1)^1           =     (1.0776)^1
                             1+T                 =      1.0776
                               T                 =       .0776

4.75 Years (From Date of Inception 4/3/95)

              1000          (1+T)^4.75           =      1,945.50
                           ((1+T)^4.75)^4.75     =     (1.9455)^4.75
                             1+T                 =      1.15040
                               T                 =       .1504


                           MID-CAP GROWTH
         AVERAGE ANNUAL TOTAL RETURN AS OF DECEMBER 31, 1999

1 Year
              1000          (1+T)^1              =      1,230.80
                           ((1+T)^1)^1           =     (1.2308)^1
                             1+T                 =      1.2308
                               T                 =       .2308

3 Years (From Date of Inception 12/31/96)

              1000          (1+T)^3              =      1,764.98
                           ((1+T)^3)^3           =     (1.76498)^3
                             1+T                 =      1.2085
                               T                 =       .2085

                            PRIME RESERVE
         AVERAGE ANNUAL TOTAL RETURN AS OF DECEMBER 31, 1999

1 Year
              1000          (1+T)^1              =      1,042.80
                           ((1+T)^1)^1           =     (1.0428)^1
                             1+T                 =      1.0428
                               T                 =       .0428

3 Years (From Date of Inception 12/31/96)

              1000          (1+T)^3              =      1,144.12
                           ((1+T)^3)^3           =     (1.14412)^3
                             1+T                 =      1.0459
                               T                 =       .0459


                                  PRIME RESERVE
                   Money Market Yield as of December 31, 1999


CALCULATION OF CHANGE IN UNIT VALUE:
-----------------------------------

( Unrounded     Unrounded )
(   Price         Price   )
( 12-31-99   -   12-23-99 ) = 11.441355930923 - 11.430330195142 = .00096460344
 -------------------------    ---------------------------------
(     Unrounded Price     )            11.430330195142
(        12-23-99         )


ANNUALIZED YIELD:
----------------

365/7(.00096460344) = 5.03%


EFFECTIVE YIELD:
---------------

(1 + .00096460344)^365/7 - 1 = 5.16%

                        LIMITED - TERM BOND
         30 DAY YIELD CALCULATION AS OF DECEMBER 31, 1999


 [[        (2,083.35)            ]6]
2[[ ------------------------- + 1] ] - 1
 [[   (34,913.0385 x 12.39)      ] ]


 [(        (2,083.35)            )6]
2[(-------------------------- + 1) ] - 1
 [(       (432,572.55)           ) ]


2 [((.00481619 + 1)^6) - 1]


2 [((1.00481619)^6) - 1]


2 [(1.0292473) - 1]


2 (.0292)

         =    .0585    or    5.85%         December 31, 1999